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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    January 24, 1997
                                                 ------------------------------



                             TMCI Electronics, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                  0-27510                      77-0413814
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(State or other jurisdiction      (Commission                 (IRS Employer
      of incorporation)           File Number)              Identification No.)

                        1875 Dobbin Drive, San Jose, CA                95133
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                    (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code:  408-272-5700



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ITEM 2. ACQUISITION OF ASSETS

        On January 24, 1994, TMCI Electronics, Inc. ("TMCI"), acquired all of the outstanding shares of capital stock of Enterprise Industries, Inc., a North Hollywood, California based metal stamping manufacturing business. The effective date of the acquisition is January 1, 1997. TMCI will account for the acquisition as a purchase.

        At the January 24 closing, TMCI paid $1.5 million to the shareholders (Domenic Magnone, Norma Magnone and Anthony Magnone, collectively) of Enterprise Industries, Inc., which included $1.0 million in cash and the issuance of 96,560 shares of TMCI common stock valued at $500 thousand. TMCI applied the funds through short-term bank borrowings from its bank as the cash consideration. TMCI will repay these borrowed funds from internally generated cash flow.

        Enterprise is a metal stamping company, producing different types of metal stamping products for customers that are located in North Hollywood and surrounding areas of California. TMCI will continue operating Enterprise under its present name, as a wholly owned subsidiary of TMCI Electronics, Inc.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) and (b). Financial Statements of Business Acquired; Pro forma Financial Information. Pursuant to Regulation S-B, Item 310(c), financial statements are not required to be filed with this report.

        (c). Exhibits. Stock Purchase Agreement dated January 1, 1997, between TMCI Electronics, Inc. and the shareholders of Enterprise, Domenic Magnone, Norma Magnone, and Anthony Magnone.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TMCI Electronics, Inc.
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                                            (Registrant)


Date: February 6, 1997                 ----------------------------------------
                                       Charles B. Shaw
                                       Vice President - Chief Financial Officer
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                                 EXHIBIT INDEX


Exhibit 2.0. Stock Purchase Agreement dated January 1, 1997, between TMCI Electronics, Inc. and the shareholders of Enterprise, Domenic Magnone, Norma Magnone, and Anthony Magnone.